UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

001-32630

(Commission File Number)

Delaware	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
FNF Common Stock, $0.0001 par value	FNF	New York Stock Exchange
5.50% Notes due September 2022	FNF22	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Agreement

On December 7, 2020, each of Fidelity National Title Insurance Company, Commonwealth Land Title Insurance Company, Chicago Title Insurance Company and Fidelity & Guaranty Life Insurance Company (collectively, the “Subscribers”), each a subsidiary of Fidelity National Financial, Inc., entered into common stock subscription agreements (the “Subscription Agreements”), with Paysafe Limited, an exempted limited company incorporated under the laws of Bermuda (the “Company”) and Foley Trasimene Acquisition Corp. II (“FTAC II”), pursuant to which, the Subscribers have agreed to purchase from the Company and the Company has agreed to issue and sell to the Subscribers, in the aggregate, $500,000,000 (the “Purchase Price”) of common shares, par value $0.001 per share, of the Company at a purchase price of $10.00 per share (the “PIPE Investment”). The closing of the PIPE Investment is conditioned on all conditions set forth in that certain Agreement and Plan of Merger, dated as of December 7, 2020, by and among the Company, FTAC II, Paysafe Group Holdings Limited (“PGHL”) and the other parties thereto (the “Merger Agreement”), having been satisfied or waived and other customary closing conditions, and the transactions contemplated by the Merger Agreement (the “Business Combination”) will be consummated immediately following the closing of the PIPE Investment. The proceeds from the Subscription Agreements will be used to partially fund the cash consideration to be paid by FTAC II to PGHL at the closing of the Business Combination. The Business Combination is expected to close in the first half of 2021. As a result of the PIPE Investment and upon consummation of the Business Combination, the Subscribers are expected to hold approximately 7% of the outstanding Company Common Shares. In connection with the PIPE Investment, the Company has agreed to pay the Subscribers a fee of 1.6% of the Purchase Price upon the consummation of the Business Combination.

The Subscription Agreements will terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the mutual written agreement of the parties thereto or (iii) at a Subscriber’s election, on or after December 7, 2021, subject to automatic extension if any action for specific performance or other equitable relief by PGHL or the Company with respect to the Merger Agreement, the other transaction agreements specified in the Merger Agreement or otherwise regarding the Business Combination is commenced or pending on or prior to December 7, 2020.

The foregoing description of the Subscription Agreements is not complete and is qualified in its entirety by reference to the Subscription Agreements, the form of which is attached as Exhibit 10.1, to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

The Exhibit Index is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Subscription Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.

Date: December 7 , 2020	By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary